UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2016

Apricus Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01     Other Events.

On July 22, 2016, NexMed (U.S.A.), Inc. (“NexMed”), a wholly-owned subsidiary of Apricus Biosciences, Inc. (the "Company"), and Hexal AG, an affiliate within the Sandoz Division of the Novartis Group of Companies (“Sandoz”) mutually agreed to terminate the exclusive license agreement, previously entered into in February 2012, as amended and restated in December 2013 and further amended in February 2015, whereby NexMed granted Sandoz exclusive rights to market NexMed’s Vitaros® drug for the treatment of erectile dysfunction in certain countries in Europe and the Asia-Pacific. Sandoz, as a result of the mutual termination, is eligible to receive a one-time payment of $2.0 million upon transfer of the marketing authorization in Germany to Ferring and an additional $1.5 million paid in quarterly installments in 2016 and 2017.

In addition, on July 22, 2016, NexMed entered into an amended and restated distribution agreement with Ferring International Center S.A. (“Ferring”), whereby NexMed extended Ferring’s exclusive rights to market NexMed’s Vitaros® drug for the treatment of erectile dysfunction in Latin America, certain Caribbean countries and the United Kingdom to now include Germany, Austria, Belgium, Denmark, Finland, Iceland, Luxembourg, Norway, the Netherlands, Sweden, Switzerland, Malaysia, Indonesia, the Philippines, Thailand, Taiwan, Vietnam, Hong Kong, Singapore and Korea (collectively the “Territory”).

NexMed will be eligible to receive an additional $3.6 million in upfront and pre-commercialization milestone payments, and up to an additional $1.5 million in launch milestone payments, for the expanded territory compared to the prior contract with Ferring. In combination with the terms of the previously signed distribution agreement and amendment with Ferring, NexMed is eligible to receive up to $34.1 million in combined upfront, regulatory, launch and sales milestone payments, plus high single-digit to low double-digit royalties based on Ferring’s net sales of the product in the Territory. Ferring has agreed to obtain all necessary regulatory marketing approvals.

These transactions are part of the Company’s ongoing effort to enhance the global Vitaros® brand, improve operating efficiencies, and insure that Vitaros® is available to patients in licensed territories where the product is approved for marketing by the regulatory authorities.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, as amended. Statements in this report that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things: the potential for the Company to receive future milestone and royalty revenue; and the potential for Ferring to receive marketing approval in the Territory. Actual results could differ from those projected in any forward-looking statements due to a variety of reasons that are outside of the Company’s control, including, but not limited to: the Company’s dependence on Ferring to obtain regulatory approval and successfully commercialize Vitaros in the Territory; the Company’s ability to obtain and maintain intellectual property protection for the product; and the potential for adverse reactions to the product. These forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Readers are urged to read the risk factors set forth in the Company’s most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q, and other filings made with the SEC. Copies of these reports are available from the SEC's website at www.sec.gov or without charge from the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

Date: July 25, 2016	By:	/s/ Richard W. Pascoe
Name: Richard W. Pascoe
Title: Chief Executive Officer and Secretary

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